Exhibit 10.8
EXECUTION COPY
PLEDGE AGREEMENT
          PLEDGE AGREEMENT dated as of November 16, 2009 (this “Agreement”), by and between FIFTH STREET FINANCE CORP., a Delaware corporation (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent (in such capacity, the “Collateral Agent”), on behalf of the Secured Parties.
          WHEREAS, Fifth Street Funding, LLC, a Delaware limited liability company, as borrower (the “Borrower”), Fifth Street Finance Corp., as servicer (in such capacity, the “Servicer”) and transferor, Wells Fargo Securities, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), each of the Conduit Lenders and Institutional Lenders from time to time party thereto (the “Lenders”), each of the Lender Agents from time to time party thereto, Wells Fargo as the Collateral Agent, as the Account Bank and as the Collateral Custodian, are parties to that certain Loan and Servicing Agreement dated as of November 16, 2009 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Loan and Servicing Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Loan and Servicing Agreement.
          WHEREAS, the Lenders have agreed to make Advances and certain other financial accommodations to the Borrower pursuant to, and subject to the terms and conditions of, the Loan and Servicing Agreement. The obligation of the Lenders to make Advances and certain other financial accommodations under the Loan and Servicing Agreement is conditioned on the execution and delivery by the Pledgor of this Agreement securing the full and punctual payment and performance of (a) the principal of and interest on the Advances, when and as due, whether at maturity, by acceleration, or otherwise (including, without limitation, all interest thereon, whether accruing prior or subsequent to the commencement of a bankruptcy or similar proceeding involving the Pledgor as a debtor and whether or not such interest is an allowed claim in any such proceeding) and (b) all other Obligations of the Borrower (the foregoing collectively being herein referred to as the “Secured Obligations”).
          WHEREAS, the Pledgor is the owner of all of the membership interests of the Borrower and will receive substantial benefits from the Advances and other financial accommodations made available to the Borrower under the Loan and Servicing Agreement.
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Pledge and Collateral Assignment. As collateral security for the prompt and complete payment, performance and observance of all present and future Secured Obligations, the Pledgor hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in the collateral of the Pledgor described in Section 2 hereof (collectively, the “Pledged Collateral”).

     2. Description of Pledged Collateral. (a) The Pledged Collateral is described as follows and on any separate schedules at any time furnished by the Pledgor to the Collateral Agent (which schedules are hereby deemed part of this Agreement):
     (i) all right, title and interest of the Pledgor, whether now existing or hereafter acquired, in (a) the membership interests of the Borrower (the “Membership Interests”) as set forth on Schedule I and (b) the Limited Liability Company Agreement of the Borrower (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “LLC Agreement”) under which the Membership Interests exist;
     (ii) all right, title and interest of the Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the Membership Interests or the LLC Agreement and all monies due or to become due and payable to the Pledgor in connection with or related to any of the foregoing or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and
     (iii) all proceeds (as defined in the UCC as in effect from time to time in the State of New York (the “NY UCC”)) of every kind and nature, including proceeds of proceeds, of any and all of the foregoing (including, without limitation, proceeds which constitute property of the type described above and to the extent not otherwise included, all cash proceeds thereof).
     (b) The Pledgor and the Borrower each acknowledge that, in conjunction with the exercise of its remedies following the occurrence of an Event of Default, the Collateral Agent (acting at the direction of the Administrative Agent) may exercise all rights granted to the Pledgor under the LLC Agreement without the consent of the Pledgor subject to and in accordance with the terms of Sections 7 and 9 hereof.
     3. Delivery of Certificates, Instruments, Etc.; Pledgor Remains Liable.
     (a) The Pledgor shall deliver to the Collateral Agent:
     (i) any and all original certificates, instruments and other documents at any time evidencing or representing the Pledged Collateral to the extent available; and
     (ii) any and all original certificates, instruments or other documents at any time evidencing or representing the Pledged Collateral not delivered on the date hereof within two Business Days after the Pledgor’s receipt thereof. Each delivery of Pledged Collateral shall be accompanied by a schedule showing a description of the collateral theretofor and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

     (b) The Pledgor represents and warrants that none of the Membership Interests constitute a “security” within the meaning of the NY UCC and covenants that it will not suffer or permit any Membership Interest to constitute a “security” within the meaning of the NY UCC.
     (c) Notwithstanding the foregoing, if any of the Pledged Collateral at any time constitutes a “certificated security” or “instrument” (in each case as defined in the NY UCC), such item shall be in bearer form or, if in registered form, shall be issued in the name of the Collateral Agent or endorsed to the Collateral Agent or accompanied by undated blank interest powers, note powers, endorsements or other necessary instruments of transfer, registration or assignment, duly executed in blank and in form and substance satisfactory to the Collateral Agent.
     (d) Notwithstanding the foregoing, if any of the Pledged Collateral at any time constitutes “uncertificated securities” within the meaning of the NY UCC, the Pledgor will promptly notify the Collateral Agent, the Borrower and the Servicer thereof and the Pledgor will promptly take and cause to be taken, and will cause the issuer to take, all actions required under Articles 8 and 9 of the NY UCC and any other applicable law, to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the NY UCC) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Administrative Agent to perfect the security interest of the Collateral Agent therein.
     (e) Anything herein to the contrary notwithstanding, (i) the Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral, except to the extent that such duties and obligations may have been terminated by reason of a sale, transfer or other disposition of such Pledged Collateral as provided in Section 13 hereof and (iii) the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
     4. Additional Collateral. Subject to Sections 7 and 8 hereof, in case any distribution payable in additional Pledged Collateral shall be declared with respect to any of the Pledged Collateral, or any fractions thereof shall be issued pursuant to any transaction involving any of the Pledged Collateral, or any interests or obligations shall be distributed upon or with respect to any of the Pledged Collateral, in each case pursuant to a recapitalization or reclassification of the Membership Interests, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Borrower, or to the merger or consolidation of such entity with or into another entity, the interests or obligations so distributed shall be delivered to the Collateral Agent promptly, and in any event within three Business Days after receipt thereof, to be held by the Collateral Agent as additional collateral hereunder subject to the terms of this Agreement, and all of the same shall constitute Pledged Collateral for all purposes hereof.

     5. Representations, Warranties and Covenants of the Pledgor. The Pledgor hereby represents, warrants and covenants that:
     (a) Pledged Collateral. Set forth on Schedule I hereto is a list and description of all of the Pledged Collateral complete and accurate as of the date hereof and as of each date such Schedule I is supplemental or otherwise updated pursuant to the terms hereof, and the Pledgor is the sole holder of record and the sole beneficial owner of such Pledged Collateral free and clear of any Lien thereon, except Permitted Liens.
     (b) Chief Executive Office; Records; Etc. As of the date hereof, the address of the chief executive office and principal place of business of the Pledgor, and the location of the books and records relating to the Pledged Collateral, are set forth below its signature hereto, and the Pledgor will not change said address or location, other than in accordance with the provisions of the Transaction Documents, or change its name or its jurisdiction of incorporation, formation or organization, as applicable, unless it has provided the Collateral Agent with such Opinions of Counsel and other documents and instruments as the Collateral Agent or the Administrative Agent may request in connection therewith.
     (c) Sale or Other Disposition of Pledged Collateral. Except as otherwise expressly permitted under Section 8 hereof, the Pledgor will not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in or otherwise dispose of or abandon, nor will it suffer or permit any of the same to occur with respect to any Pledged Collateral. The inclusion of “proceeds” of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Collateral Agent to any sale or other disposition of any Pledged Collateral.
     (d) Percentage of Outstanding Equity. The Membership Interests constitute, and until the indefeasible payment and performance in full of the Secured Obligations (other than Obligations that survive the termination of the Loan and Servicing Agreement) will continue to constitute, 100% of the membership interests of the Borrower.
     (e) No Options or Similar Rights. None of the Membership Interests or other Pledged Collateral is subject to any options to purchase or similar rights of any Person.
     (f) Required Consents. Except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, no consent of any Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing statements under the UCC in order to perfect a security interest in that portion of the Pledged Collateral constituting general intangibles) or declaration with any governmental instrumentality is required in connection with (i) the execution, delivery or performance by, or enforceability against, the Pledgor of this Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement.

     (g) Nature of Security Interest. Upon the delivery of control agreements to the Collateral Agent, with respect to any Pledged Collateral that constitutes deposit accounts, electronic chattel paper, investment property or letter-of-credit rights, the Collateral Agent on behalf of the Secured Parties shall have control as defined in Sections 9-104, 9-105, 9-106, or 9-107 of the UCC. With respect to all Pledged Collateral not covered by the preceding sentence, upon the filing of appropriate financing statements in the office of the Secretary of State of the State of Delaware by the Pledgor, the Collateral Agent shall have a valid and perfected first priority, security interest in such Pledged Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, securing the prompt and complete payment, performance and observance of the Secured Obligations.
     (h) No Modification of Certain Agreements; Certain Notices. The Pledgor will not, without the prior written consent of the Administrative Agent (a copy of such consent shall be provided to the Collateral Agent), (i) modify, amend or alter in any respect the terms and conditions of any agreement included in the Pledged Collateral (including, without limitation, the LLC Agreement) nor forgive any indebtedness evidenced by any Pledged Collateral, or (ii) execute any document or instrument or, without limitation of Section 7 hereof, take any other action of any kind which may, in the reasonable judgment of the Administrative Agent, result in impairing the value of the Pledged Collateral.
     (i) Further Assurances. The Pledgor will, at its sole cost and expense, perform all acts and execute all documents requested by the Administrative Agent from time to time to evidence, perfect, maintain or enforce the Collateral Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement. The Pledgor authorizes the Collateral Agent (acting at the direction of the Administrative Agent) to execute any documents in the Pledgor’s name as necessary to evidence, perfect, maintain or enforce the Collateral Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement. The Pledgor, to the extent not properly filed by the Pledgor, authorizes the Collateral Agent (acting at the direction of the Administrative Agent) to file such financing statements in any appropriate filing office to evidence, perfect, maintain or enforce the Collateral Agent’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement. Nothing herein shall be construed to imply an obligation or duty on the Collateral Agent to monitor or maintain the perfection or priority of such security interest.
     6. Agreement of the Borrower. The Borrower hereby agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. The Borrower hereby consents (to the extent required by the LLC Agreement) to the pledge by the Pledgor pursuant to the terms of this Agreement of the Membership Interests and, subject in each case to compliance with the terms of this Agreement, to any transfer of Membership Interests pursuant to the terms of this Agreement and in conjunction with the exercise of its remedies following the occurrence of an Event of Default, to the substitution of the Collateral Agent or its nominee as a substituted member of the Borrower with all the rights, powers and duties of a member of the Borrower.

     7. Voting Rights Prior to Default. Except as otherwise provided in Section 9 hereof, the Pledgor shall be entitled to exercise in a manner consistent with the terms of this Agreement, the voting, consent and similar rights with respect to the Membership Interests, and for that purpose the Collateral Agent shall (if any Membership Interests shall be registered in the name of the Collateral Agent or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by the Pledgor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to such Membership Interests; provided, that no vote shall be cast, consent given, rights exercised or other action taken by the Pledgor that, in the Administrative Agent’s judgment, would reasonably be expected to have an adverse effect on any of the Membership Interests or result in a breach of this Agreement or the Transaction Documents.
     8. Distributions. So long as no Event of Default has occurred, subject to Section 5.02(n) of the Loan and Servicing Agreement, the Pledgor shall be entitled to receive, retain for its own account and transfer any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights paid, issued or distributed from time to time in respect of the Pledged Collateral free and clear of the liens pursuant to this Agreement. All payments, proceeds, dividends, distributions, monies, property, assets, instruments or rights which are received by the Pledgor in violation of the preceding sentence shall be forthwith paid over to the Collateral Agent, on behalf of the Secured Parties in the same form as so received (with any necessary endorsement) and the Pledgor shall provide written notification to the Administrative Agent of such violation and payment.
     9. Voting Rights After an Event of Default. Upon the occurrence of an Event of Default and notice by the Collateral Agent (acting as directed by the Administrative Agent) to the Pledgor (which notice shall not be required in the event of an Event of Default due to a Bankruptcy Event of the Pledgor) all rights of the Pledgor to exercise or refrain from exercising the voting, managerial and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7 hereof shall cease, and thereupon the Collateral Agent (acting as directed by the Administrative Agent) shall be entitled to exercise all voting power and other rights, powers and privileges with respect to the Membership Interests.
     10. Application of Cash Received. Any cash received by the Collateral Agent pursuant to the provisions of this Agreement shall be applied to the payment of the Secured Obligations as provided in Section 14 hereof. Nothing contained herein shall be construed as requiring the Collateral Agent to take any action in connection with the sale or other disposition of any Pledged Collateral at any time.
     11. Expenses. The Pledgor will, upon demand, pay the Collateral Agent and the Administrative Agent, as applicable, for any and all reasonable out-of-pocket costs, sums, and expenses which the Collateral Agent or the Administrative Agent, as applicable, may pay or incur pursuant to the provisions of this Agreement or in enforcing the Secured Obligations or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, computer fees, telephone fees, duplicating fees and reasonable attorneys’ fees and expenses. Such expenses shall include, without limitation, any such costs paid or incurred by the Collateral Agent or the Administrative Agent, as

applicable, in connection with any waivers, amendments, modifications, extensions, renewals or renegotiations.
     12. Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:
     (a) the Pledgor fails to make any payment when due hereunder and such failure continues unremedied for two Business Days; or
     (b) the Pledgor fails to make any payment when due in one or more agreements for borrowed money (other than as specified in clause (a) of this Section 12) in an aggregate principal amount in excess of $1,000,000 and such failure continues unremedied for two Business Days and such default is not cured within the applicable cure period, if any, provided for under such agreement; or
     (c) the Pledgor fails to observe or perform in any material respect any covenants or agreements set forth in this Agreement, and, if such failure is susceptible to cure and is not a failure with respect to a covenant or agreement to which an express cure period is already applicable, such failure continues unremedied for a period of 30 days after the Pledgor has actual knowledge thereof or receives written notice of such failure from the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or any other Person;
     (d) any representation, warranty or certification made by the Pledgor in this Agreement shall prove to have been incorrect when made in any material respect and, to the extent susceptible to cure, continues unremedied for a period of 30 days after the Pledgor has knowledge thereof or receives written notice of such failure from the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or any other Person; or
     (e) the occurrence of any Bankruptcy Event in respect of the Pledgor or the Borrower; or
     (f) either (i) any provision of this Agreement or any security interest created hereunder shall terminate in whole or in part or cease to be effective or the legally valid, binding and enforceable obligation of the Pledgor, or (ii) the Pledgor or the Borrower contests such effectiveness; or
     (g) the Collateral Agent, on behalf of the Secured Parties, ceases to have a valid, perfected first priority security interest in all of the Pledged Collateral except as otherwise permitted to be released in accordance with this Agreement; or
     (h) an “Event of Default” (past any applicable notice or cure period provided in the definition thereof) under and as defined in the Loan and Servicing Agreement shall have occurred.

     13. Remedies.
     (a) Following the occurrence of an Event of Default or, in any case, the declaration of the Facility Maturity Date, the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent may exercise in respect of any of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the NY UCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent may grant options. To the fullest extent permitted by applicable law, the Pledgor hereby waives and releases any and all equity and right of redemption with respect to the Pledged Collateral.
     (b) If any of the Pledged Collateral is sold by the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent upon credit or for future delivery, the Collateral Agent and the Administrative Agent, as applicable, shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may resell such Pledged Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment thereof has actually been received by the Collateral Agent.
     (c) The Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may purchase such Pledged Collateral at a private sale, free from any right of redemption, which is hereby waived and released to the extent permitted by applicable law, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.
     (d) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral which threatens to decline rapidly in value or which is of a type customarily sold on a recognized market; otherwise the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent shall give the Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

     (e) The Collateral Agent (acting at the direction of the Administrative Agent) and the Administrative Agent shall not be obligated to make any sale of Pledged Collateral if either party shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.
     (f) The remedies provided herein in favor of the Collateral Agent and the Administrative Agent shall not be deemed to be exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Collateral Agent and the Administrative Agent existing at law or in equity.
     14. Application of Proceeds of Sale. After the occurrence of an Event of Default, all proceeds of any sale of Pledged Collateral, as well as all Pledged Collateral consisting of cash, shall be applied by the Collateral Agent as follows:
          FIRST, to the Collateral Agent, on behalf of the Secured Parties, for the payment of all unpaid reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement or with respect to any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or with respect to any of the Secured Obligations;
          SECOND, to the Collateral Agent, on behalf of the Secured Parties, for the payment in full of all remaining Secured Obligations, which shall be distributed pursuant to Section 2.04(d) of the Loan and Servicing Agreement (provided that such amounts shall not be duplicative of the amounts previously paid to the Collateral Agent and the Administrative Agent in accordance with the preceding clause of this Section 14); and
          THIRD, to the Pledgor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.
     15. Collateral Agent Appointed Attorney-in-Fact.
     (a) To effectuate the terms and provisions hereof, the Pledgor hereby appoints (effective upon the occurrence of any Event of Default) the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Collateral Agent shall, following the occurrence of an Event of Default, have the right and power to:
     (i) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or other distribution or amount payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; and

     (ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral and to exercise all rights and privileges of (or on behalf of) the owner of any Pledged Collateral, including, without limitation, all voting rights with respect to the Membership Interests.
     (b) All acts done under the foregoing authorization are hereby ratified and approved by the Pledgor, and neither the Collateral Agent nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, absent willful misconduct or gross negligence as determined in a final judgment by a court of competent jurisdiction.
     (c) This power of attorney, being coupled with an interest, is irrevocable until the indefeasible payment and performance in full of the Secured Obligations (other than Obligations that survive the termination of the Loan and Servicing Agreement).
     16. Collateral Agent’s Duties.
     (a) Except for treatment of the Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, in each case pursuant to the terms hereof, the Collateral Agent and the Administrative Agent, as applicable, shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Pledged Collateral. The Collateral Agent and the Administrative Agent, as applicable, shall not be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Pledged Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Pledged Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent, except to the extent that the same is caused by its own gross negligence or willful misconduct (as determined in a final judgment by a court of competent jurisdiction).
     (b) The Pledgor hereby releases the Collateral Agent (in its capacity as Collateral Agent hereunder) and the Administrative Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Collateral and/or any actions taken or omitted to be taken by the Collateral Agent (acting at the direction of the Administrative Agent) or the Administrative Agent with respect thereto (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Collateral Agent or the Administrative Agent as determined in a final judgment by a court of competent jurisdiction) and the Pledgor hereby agrees to hold the Collateral Agent and the Administrative Agent harmless from and with respect to any and all such claims, causes of action and demands (except such claims, causes of action and demands arising from the gross negligence or willful misconduct of the Collateral Agent or the Administrative Agent, as applicable, as determined in a final judgment by a court of competent jurisdiction).

     17. Rights and Remedies Not Waived. The Collateral Agent’s prior recourse to any Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations. No act, omission or delay by the Collateral Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.
     18. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent (acting at the direction of the Administrative Agent) may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to the terms of Section 11 hereof.
     19. Consent to Jurisdiction; Service of Process; Setoff.
     (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Pledgor or the Collateral Agent, as applicable, at its address specified in Section 21 or at such other address as the Collateral Agent shall have been notified in accordance herewith. Nothing in this Section 19 shall affect the right of the Pledgor or the Collateral Agent to serve legal process in any other manner permitted by law.
     (b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Pledgor or any other Person against the Collateral Agent or the Administrative Agent or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Pledgor hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
     (c) The Pledgor agrees that this Paragraph 19 is a specific and material aspect of this Agreement and acknowledges that the Collateral Agent and the Administrative Agent would not enter into the Loan and Servicing Agreement if this Paragraph 19 was not part of this Agreement.

     20. Admissibility of Agreement. The Pledgor agrees that any copy of this Agreement signed by the Pledgor and transmitted by telecopier or by electronic mail in portable document format (.pdf) for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.
     21. Address for Notices. All notices and other communications hereunder, unless otherwise stated herein, shall be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.
     22. Terms. All terms defined in the NY UCC and used herein shall have the meanings as defined in the NY UCC, unless otherwise defined herein or in the Loan and Servicing Agreement or the context otherwise requires.
     23. Amendments and Waivers. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the party to be charged.
     24. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment and performance in full of the Secured Obligations (other than Obligations that survive the termination of the Loan and Servicing Agreement), (b) be binding upon and inure to the benefit of, and be enforceable by, the Pledgor and its successors and assigns and (c) be binding upon and inure to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns. Upon the occurrence of an event described in clause (a) of the preceding sentence, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Pledged Collateral as may then be in possession of the Collateral Agent.
     25. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts; which counterparts may be in the form of facsimile or electronic imaging, each of which shall be an original and all of which shall together constitute one and the same agreement.
     26. Captions; Separability. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     27. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all of the obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:
     (i) any lack of validity or enforceability of any Secured Obligation or any agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any agreement or instrument relating thereto;
     (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, relating to any of the Secured Obligations; or
     (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party grantor of a security interest, lien or other encumbrance.
     28. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
     29. Schedules. The Collateral Agent is authorized to annex hereto any schedules referred to herein.
     30. Severability. The illegality or unenforceability of any provision of this Agreement, any Secured Obligation, any agreement or instrument relating thereto or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement, the Secured Obligations, any agreement or instrument relating thereto or any instrument or agreement required hereunder.
     31. Acknowledgment of Receipt. The Pledgor acknowledges receipt of a copy of this Agreement.
     32. Tax Characterization. The Pledgor shall cause the Borrower not to elect to be treated as a corporation for U.S. federal income tax purposes and to take all reasonable steps necessary to avoid being treated as a corporation for U.S. federal income tax purposes. The Pledgor shall, and shall cause the Borrower to, treat the Advances advanced under the Loan and Servicing Agreement as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file or cause to be filed any and all tax forms in a manner consistent therewith.

     33. Confidentiality. Each party hereto agrees to maintain, and to cause each of its Affiliates to maintain, the confidentiality of the terms and conditions of the Transaction Documents and the transactions contemplated hereby and thereby and the identity of the parties thereto and any other Persons otherwise participating in such transactions, except as may be requested or required by law, rule, regulation, regulatory authority or self-regulatory authority or pursuant to other legal process or to officers, directors, employees, agents and advisors of such party, or to legal counsel to such party and any of their Affiliates and except as otherwise permitted under Section 11.13 of the Loan and Servicing Agreement.
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          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FIFTH STREET FINANCE CORP., as Pledgor
By:
Name:
Title:

Address:
Fifth Street Finance Corp.
10 Bank Street, 12th Floor
White Plains, NY 10606
Attention: Bernard D. Berman
Facsimile: (914) 328-4214
Phone: (914) 286-6800
Fifth Street Funding, LLC
Pledge Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Address:
Wells Fargo Bank, National Association
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn: CDO Trust Services—Fifth Street Funding, LLC
Facsimile: (281) 667-3933
Phone: (410) 884-2000
Fifth Street Funding, LLC
Pledge Agreement

Agreed and accepted as of the date first written above: FIFTH STREET FUNDING, LLC, as Borrower
By:
Name:
Title:

Fifth Street Funding, LLC
10 Bank Street, 12th Floor
White Plains, NY 10606
Attention: Bernard D. Berman
Facsimile: (914) 328-4214
Phone: (914) 286-6800
Fifth Street Funding, LLC
Pledge Agreement

Agreed and accepted as of the date first written above: WELLS FARGO SECURITIES, LLC, as Administrative Agent
By:
Name:
Title:

Address:
Wells Fargo Securities, LLC
One Wachovia Center, Mail Code: NC0600
Charlotte, North Carolina 28289
Attention: Kevin Sunday
Facsimile No: (704) 715-0067
Confirmation No.: (704) 374-6230
Fifth Street Funding, LLC
Pledge Agreement

SCHEDULE I
to Pledge Agreement
Pledged Collateral
PLEDGOR: FIFTH STREET FINANCE CORP.
Description of Membership Interests

Membership Interest Issuer	Type of Interests	Percentage of Outstanding Interests
FIFTH STREET FUNDING, LLC	Membership	100%